Exhibit 32.1

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Hanmi Financial Corporation (the “Company”) on Form 10-K for the period ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, Bonita I. Lee, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)
The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the period presented.

Date:	February 28, 2023	/s/ Bonita I. Lee
Bonita I. Lee
President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure statement. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.